exhibit e

                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of this 30th day of June, 2003 among TT International U.S.A. Master Trust, TT International U.S.A. Feeder Trust, each a Massachusetts trust (each, a "Trust" and, together the "Trusts"), and SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation.

         WHEREAS, each Trust is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Trusts and Distributor hereby agree as follows:

         ARTICLE 1. SALE OF SHARES. The Trusts grant to the Distributor the right to sell units (the "Shares") of the portfolios (the "Portfolios") of the Trusts at the net asset value per Share, plus any applicable sales charges in accordance with the current prospectus, as agent and on behalf of the Trusts, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws").

         ARTICLE 2. SOLICITATION OF SALES. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts in connection with the distribution of Shares of the Trusts; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered or obligate the Distributor to sell any particular number of Shares.

         ARTICLE 3. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Trusts to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Trusts filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Trusts for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

         ARTICLE 4. REGISTRATION OF SHARES. The Trusts agree that they will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the


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Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Trusts s shall make available to the Distributor such number of copies of their currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Trusts shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Trusts.

         ARTICLE 5. COMPENSATION. As compensation for providing the services under this Agreement:

         (a) The Distributor shall receive from the Trusts:

                  (1) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each distribution and/or shareholder services plan applicable to the appropriate class of shares of each Portfolio, as such plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trusts may impose;

                  (2) all front-end sales charges, if any, on purchases of Shares of each Portfolio sold subject to such charges as described in the Trusts' Registration Statements and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Trusts upon receipt of the proceeds and retain the applicable sales charge; and

                  (3) all contingent deferred sales charges ("CDSCs") applied on redemptions of Shares subject to such charges on the terms and subject to such waivers as are described in the Trusts' Registration Statements and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law.

         (b) The Distributor may reallow any or all of the distribution or service fees, front-end sales charges and contingent deferred sales charges which it is paid by the Trusts' to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

         ARTICLE 6. INDEMNIFICATION OF DISTRIBUTOR. The Trusts agree to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Trusts (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Trusts do not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Trusts by or on behalf of the Distributor.

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         In no case (i) is the indemnity of the Trusts to be deemed to protect the Distributor against any liability to the Trusts or their Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) are the Trusts to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trusts in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trusts of any claim shall not relieve the Trusts from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

         The Trusts shall be entitled to participate at their own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trusts elect to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trusts and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trusts elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trusts does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

         The Trusts agree to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its Shares.

         ARTICLE 7. INDEMNIFICATION OF TRUSTS. The Distributor covenants and agrees that it will indemnify and hold harmless the Trusts and each of their Trustees and officers and each person, if any, who controls the Trusts within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Trusts (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Trusts by or on behalf of the Distributor.

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         In no case (i) is the indemnity of the Distributor in favor of the
Trusts or any other person indemnified to be deemed to protect the Trusts or any other person against any liability to which the Trusts or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trusts or any person indemnified unless the Trusts or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trusts or upon any person (or after the Trusts or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trusts or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

         The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         The Distributor agrees to notify the Trusts promptly of the commencement of any litigation or proceedings against it or any of its officers in connection with the issue and sale of any of the Trusts' Shares.

         ARTICLE 8. CONSEQUENTIAL DAMAGES. In no event and under no circumstances shall any party to this Agreement be liable to anyone, including, without limitation, the other parties, for consequential damages for any act or failure to act under any provision of this Agreement.

         ARTICLE 9. EFFECTIVE DATE. This Agreement shall be effective as of October 2, 2003, and, unless terminated as provided, shall continue in force for two year(s) from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Trustees of the Trusts, or the vote of a majority of the outstanding voting securities of the Trusts, and (ii) the vote of a majority of those Trustees of the Trusts who are not parties to this Agreement or the Trusts' distribution plan or interested persons of any such party ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trusts upon not less than sixty days prior written notice to the other party.

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         ARTICLE 10. NOTICES. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trusts, at [address], and if to the Distributor, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

         ARTICLE 11. LIMITATION OF LIABILITY. A copy of the Certificates of Trust of the Trusts are on file with the Secretary of State of the State of Massachusetts , and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trusts as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trusts individually but binding only upon the assets and property of the Trusts.

         ARTICLE 12. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         ARTICLE 13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 14. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 15. SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

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         IN WITNESS WHEREOF, the Trusts and Distributor have each duly executed this Agreement, as of the day and year above written.


TT International U.S.A. Master Trust


By:      /S/ S. A. ALLISON
   ---------------------------------

Name:     S. AUSTIN ALLISON
     ---------------------------------------

Title: SECRETARY
   ---------------------------------


TT International U.S.A. Feeder Trust

By:      /S/ S. A. ALLISON
   ---------------------------------

Name:    S. AUSTIN ALLISON
     -------------------------------

Title: SECRETARY
   ---------------------------------


SEI INVESTMENTS DISTRIBUTION CO.

By:      /S/ JOHN MUNCH
   ---------------------------------
Name:     JOHN MUNCH

Title: VICE PRESIDENT


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